Exhibit 99.1
PLAYSTUDIOS, INC. ANNOUNCES THIRD QUARTER RESULTS
Third Quarter Revenue of $71.2 million and Net loss of $3.1 million
Consolidated AEBITDA of $14.6 million
Las Vegas, Nevada – November 4, 2024 – PLAYSTUDIOS, Inc. (NASDAQ: MYPS) (“PLAYSTUDIOS” or the “Company”), an award-winning developer of free-to-play mobile and social games and the developer of the playAWARDS loyalty platform, today announced financial results for the third quarter ended September 30, 2024.
Andrew Pascal, Chairman and Chief Executive Officer of PLAYSTUDIOS, commented, “Despite continued industry pressures, revenues and consolidated AEBITDA came in above consensus expectations this quarter. AEBITDA margins increased to 20.5% and we believe further gains are achievable. We made progress on our many strategic initiatives this quarter including raising the monetization of our games, expanding the Tetris Brand, a full integration of playAWARDS, furthering our DTC initiative, and evaluating new growth opportunities.”
He continued, “We are also announcing our newly instituted reinvention program. The program will meaningfully lower our cost structure, increase our profitability, and better position our company for long term growth.”
Third Quarter Financial Highlights
•Revenue was $71.2 million during the third quarter of 2024, compared to $75.9 million during the third quarter of 2023.
•Net loss was $3.1 million during the third quarter of 2024, representing a net loss margin of 4.3%, compared to net loss of $3.8 million during the third quarter of 2023, representing a net loss margin of 5.0%.
•Consolidated AEBITDA, a non-GAAP financial measure defined below, was $14.6 million during the third quarter of 2024, compared to $13.5 million during the third quarter of 2023.
•Consolidated AEBITDA Margins were 20.5% in the quarter, a 270 basis point increase versus the third quarter of 2023 and a 100 basis point increase versus the second quarter of 2024.
•KPIs playGAMES. During the third quarter of 2024, PLAYSTUDIOS had Average DAU and Average MAU of 3.0 million and 12.7 million, respectively. ARPDAU was $0.26.
•KPIs playAWARDS. During the third quarter of 2024, players purchased 451,300 rewards with a retail value of $25 million.
•Liquidity. As of September 30, 2024, cash and cash equivalents on the balance sheet was $105.2 million. PLAYSTUDIOS’ $81 million revolving credit facility remains undrawn.
•Shares outstanding. As of September 30, 2024, the Company had 125.2 million shares outstanding.
Recent Business Highlights
•Launched our reinvention program that will result in a material reduction in costs and increase in profitability. The program will include a reduction in workforce, suspension of sub-scale game development, and consolidation of key business functions, which we expect to result in normalized annual cost savings of of approximately $25 million to $30 million.
•Resumed the repurchase of stock in the open market. Year to date, we have repurchased an aggregate of 13.6 million shares of our Class A common stock at an average price of $2.15 per share. The remaining availability under our $50 million stock repurchase program was $45.5 million after the most recent purchases.
•myVEGAS and Brainium saw double digit increases in ARPDAU in the third quarter compared to the previous year. Each game continues to benefit from recent efforts to increase monetization.
•Recently acquired Pixode Games Limited has been integrated into our operations and we have begun work on our new Tetris title. Our goal is to have the game complete and in the market in 2025.
•Successfully hosted the inaugural myVIP World Tournament of Slots. The tournament drove increased engagement in our games and elevated awareness of our brands.
Outlook
The Company is maintaining full year 2024 guidance of net revenue in the range of $285 to $295 million and Consolidated AEBITDA in the range of $55 to $60 million.
We have not provided the most directly comparable GAAP measure for our Consolidated AEBITDA outlook because certain items that are part of the projected non-GAAP financial measure are outside of our control or cannot be reasonably estimated without unreasonable effort.
Conference Call Details
PLAYSTUDIOS will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session.
The call will be accessible via the Internet through https://ir.playstudios.com or by calling (866) 405-1203 for domestic callers and (201) 689-8432 for international callers.
A replay of the call will be archived at https://ir.playstudios.com.
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS (Nasdaq: MYPS) is the creator of the groundbreaking playAWARDS loyalty platform is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, Pop! Slots, myVEGAS Slots, myVEGAS Blackjack, myKONAMI Slots, myVEGAS Bingo, MGM Slots Live, Solitaire, Spider Solitaire and Sudoku. The playAWARDS loyalty platform enables players to earn real-world rewards from a global collection of iconic hospitality, entertainment, and leisure brands. playAWARDS partners include MGM Resorts International, Wolfgang Puck, Norwegian Cruise Line, Resorts World, IHG, Bowlero, Gray Line Tours, and Hippodrome Casino among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—playGAMES Key Performance Indicators” and “Supplemental Data—playAWARDS Key Performance Indicators”sections of this press release.
Daily Active Users (“DAU”): DAU is defined as the number of individuals who played a game on a particular day. We track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two different PLAYSTUDIOS games on the same day is counted as two DAU while an individual who plays the same PLAYSTUDIOS game on two different devices is counted as one DAU. Brainium tracks DAU by app instance ID, which is assigned to each installation of a game on a particular device. As such, an individual who plays two different Brainium games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as two DAU. The term “Average DAU” is defined as the average of the DAU, determined as described above, for each day during the period presented. We use DAU and Average DAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.

Monthly Active Users (“MAU”): MAU is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different PLAYSTUDIOS games in the same month is counted as two MAU while an individual who plays the same game on two different devices is counted as one MAU, and an individual who plays two different Brainium games on the same day is counted as two MAU while an individual who plays the same game on two different devices is counted as two MAU. The term “Average MAU” is defined as as the average of the MAU, determined as described above, for each calendar month during the period presented. We use MAU and Average MAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Daily Paying Users (“DPU”): DPU is defined as the number of individuals who made a purchase in a mobile game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase on two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. The term “Average DPU” is defined as the average of the DPU, determined as described above, for each day during the period presented. We use DPU and Average DPU to help us understand the size of our active player base that makes in-game purchases. This focus directs our strategic goals in setting player acquisition and pricing strategy.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Daily Player Conversion is also sometimes referred to as “Percentage of Paying Users” or “PPU”. The term “Average Daily Payer Conversion” is defined as the Average DPU divided by the Average DAU for a given period. We use Daily Payer Conversion and Average Daily Payer Conversion to help us understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per Average DAU, and is calculated as game and advertising revenue for the period, divided by the number of days in the period, divided by the Average DAU during the period. We use ARPDAU as a measure of overall monetization of our active players.
playAWARDS Platform Metrics
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once. A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. It is assumed that the greater the variety and breadth of rewards offered, the more likely players will be to ascribe value to the program.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are net of refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. Purchases are redeemed by the player directly with the rewards partner within the specified terms and conditions of the reward. The Company does not receive any compensation or revenue from Purchases. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.
Retail Value of Purchases: Retail Value of Purchases is defined as the cumulative retail value of all rewards listed as Purchases for the period identified. The retail value of each reward listed as Purchases is the retail value as determined by the partner upon creation of the reward. In the case where the retail value of a reward adjusts depending on time of redemption, the average retail value is used. Retail Value of Purchases only include the retail value of real-world partner rewards and exclude the cost of any PLAYSTUDIOS branded merchandise. We use

Retail Value of Purchases to help us understand the real-world value of the rewards that are purchased by our players.
Non-GAAP Financial Measures
To provide investors with information in addition to results as determined by GAAP, the Company discloses Consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Consolidated AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define Consolidated AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present Consolidated AEBITDA margin, a non-GAAP measure, which we calculate as Consolidated AEBITDA as a percentage of net revenue.
We believe that the presentation of Consolidated AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Consolidated AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define Consolidated AEBITDA differently, and as a result, our measure of Consolidated AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net (Loss) Income to Consolidated AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance (including statements regarding outlook or guidance), our liquidity and capital resources, the development and release plans of our games, the impact of business restructuring and cost control initiatives including estimated amounts and timing of anticipated cost reductions, and our mergers and acquisition strategy, all of which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “projects,” “anticipates,” “intends,” “believes,” “goal,” “work towards,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our ability to develop and publish our games; risks related to defects, errors, or vulnerabilities in our games and IT infrastructure; our ability to attract new, and retain existing, players of our games; the failure to timely develop and achieve market acceptance of new games and maintain the popularity of our existing games; rapidly evolving technological developments in the gaming market; competition in the industry in which we operate; our financial performance; our ability to execute merger and acquisition transactions; legal and regulatory developments; risks associated with our international operations; geopolitical events and conditions; risks associated with business restructuring efforts, including the potential impact of restructuring activities on our business operations and financial performance; and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2024, and in other filings we make with the SEC from time to time. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
Samir Jain, CFA
samir.jain@playstudios.com
(917) 224-1058

Media Relations
BerlinRosen
media@playstudios.com

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$71,229	$75,858	$221,647	$233,774
Operating expenses:
Cost of revenue(1)	17,832	19,862	54,851	58,276
Selling and marketing	15,116	18,786	50,756	55,283
Research and development	16,654	17,367	51,418	53,503
General and administrative	11,581	10,747	35,005	33,688
Depreciation and amortization	11,593	11,537	34,813	33,686
Restructuring and related	3,231	1,280	5,248	7,112
Total operating costs and expenses	76,007	79,579	232,091	241,548
Loss from operations	(4,778)	(3,721)	(10,444)	(7,774)
Other income (expense), net:
Change in fair value of warrant liabilities	276	4,216	929	1,381
Interest income, net	1,127	1,364	3,921	3,521
Other (loss) income, net	(256)	(198)	(626)	906
Total other income, net	1,147	5,382	4,224	5,808
(Loss) income before income taxes	(3,631)	1,661	(6,220)	(1,966)
Income tax benefit (expense)	534	2,139	(55)	2,437
Net (loss) income	$(3,097)	$3,800	$(6,275)	$471

Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.02)	$0.03	$(0.05)	$—
Diluted	$(0.02)	$0.03	$(0.05)	$—
Weighted average shares of common stock outstanding:
Basic	125,007	133,351	130,997	132,546
Diluted	125,007	149,655	130,997	148,911
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$105,170	$132,889
Receivables, net	28,775	30,465
Prepaid expenses and other current assets	10,323	11,529
Total current assets	144,268	174,883
Property and equipment, net	17,532	17,549
Operating lease right-of-use assets	10,545	9,369
Intangibles assets and internal-use software, net	99,778	110,933
Goodwill	52,222	47,133
Deferred income taxes	2,699	2,764
Other long-term assets	3,506	3,690
Total non-current assets	186,282	191,438
Total assets	$330,550	$366,321
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	4,190	1,907
Operating lease liabilities, current	3,486	4,236
Accrued and other current liabilities	27,010	39,882
Total current liabilities	34,686	46,025
Minimum guarantee liability	18,000	24,000
Deferred income taxes	553	1,198
Operating lease liability, non-current	7,513	5,699
Contingent consideration	3,255	—
Other long-term liabilities	1,362	1,048
Total non-current liabilities	30,683	31,945
Total liabilities	$65,369	$77,970
Stockholders’ equity:
Preferred stock, $0.0001 par value (100,000 shares authorized, no shares issued and outstanding as of September 30, 2024 and December 31, 2023)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 127,007 and 122,923 shares issued, and 108,729 and 118,200 shares outstanding as of September 30, 2024 and December 31, 2023, respectively)	11	12
Class B common stock, $0.0001 par value (25,000 shares authorized, and 16,457 and 16,457 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	2	2
Additional paid-in capital	324,077	310,944
Retained earnings	(8,912)	(2,637)
Accumulated other comprehensive income	(695)	124
Treasury stock, at cost, 18,279 and 4,723 shares at September 30, 2024 and December 31, 2023, respectively	(49,302)	(20,094)
Total stockholders’ equity	265,181	288,351
Total liabilities and stockholders’ equity	$330,550	$366,321

PLAYSTUDIOS, INC.
RECONCILIATION OF NET (LOSS) INCOME TO CONSOLIDATED AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of net (loss) income and net (loss) income margin to Consolidated AEBITDA and Consolidated AEBITDA margin, respectively, which we calculate as Consolidated AEBITDA as a percentage of net revenue. Net (loss) income and net (loss) income margin are the most directly comparable GAAP measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$71,229	$75,858	$221,647	$233,774
Net (loss) income	$(3,097)	$3,800	$(6,275)	$471
Net (loss) income margin	(4.3)%	5.0%	(2.8)%	0.2%
Adjustments:
Depreciation & amortization	11,593	11,537	34,813	33,686
Income tax expense	(534)	(2,139)	55	(2,437)
Stock-based compensation expense	4,584	4,344	14,308	14,391
Change in fair value of warrant liability	(276)	(4,216)	(929)	(1,381)
Change in fair value of contingent consideration	—	—	—	(950)
Restructuring and related(1)	3,231	1,280	5,248	7,112
Other, net(2)	(878)	(1,081)	(3,145)	(3,328)
Consolidated AEBITDA	14,623	13,525	44,075	47,564
Consolidated AEBITDA Margin	20.5%	17.8%	19.9%	20.3%

(1)Amounts reported during the three and nine months ended September 30, 2023 relate to non-cash impairment charges related to certain investments and fees related to evaluating various merger, acquisition and restructuring opportunities. Amounts reported during the three and nine months ended September 30, 2024 relate to internal reorganization costs, including severance-related costs, fees related to evaluating various merger and acquisition opportunities, and legal fees and other costs incurred in connection with litigation arising out of the Acies Merger transaction.
(2)Amounts reported in “Other, net” include interest expense, interest income, gains/losses from equity investments, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - SEGMENT INFORMATION
(Unaudited and in thousands, except percentages)
The following table sets forth the financial data for our reportable segments.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue
playGAMES	71,226	75,857	221,642	229,602
playAWARDS	3	1	5	4,172
Reportable segment net revenue	71,229	75,858	221,647	233,774

AEBITDA
playGAMES	23,233	21,640	68,604	65,842
playAWARDS	(3,991)	(4,180)	(11,089)	(6,517)
Reportable segment AEBITDA	19,242	17,460	57,515	59,325

Other operating expense
Corporate and other	4,619	3,935	13,440	11,761
Restructuring expenses	3,231	1,280	5,248	7,112
Other reconciling items	(7)	85	150	149
Stock-based compensation	4,584	4,344	14,308	14,391
Depreciation and amortization	11,593	11,537	34,813	33,686
	24,020	21,181	67,959	67,099

Non-operating income
Change in fair value of warrant liabilities	276	4,216	929	1,381
Interest income, net	1,127	1,364	3,921	3,521
Other (expense) income, net	(256)	(198)	(626)	906
	1,147	5,382	4,224	5,808

(Loss) income before income taxes	(3,631)	1,661	(6,220)	(1,966)
Income tax benefit (expense)	534	2,139	(55)	2,437
Net (loss) income	$(3,097)	$3,800	$(6,275)	$471

Segment AEBITDA margin:
playGAMES	32.6%	28.5%	31.0%	28.7%
playAWARDS	nm	nm	nm	(156.2)%

nm - not meaningful

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYGAMES KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended September 30,					Nine Months Ended September 30,
	2024	2023	Change		% Change	2024	2023	Change		% Change
Average DAU	2,961	3,520	(559)		(15.9)%	3,225	3,579	(354)		(9.9)%
Average MAU	12,658	13,712	(1,054)		(7.7)%	13,669	13,557	112		0.8%
Average DPU	23	26	(3)		(11.5)%	25	27	(2)		(7.4)%
Average Daily Payer Conversion	0.8%	0.8%	—	pp	—%	0.8%	0.8%	—	pp	—%
ARPDAU (in dollars)	$0.26	$0.23	$0.03		13.0%	$0.25	$0.24	$0.01		4.2%
pp = percentage points

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except for available rewards)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Available Rewards (in units)	547	598	(51)	(8.5%)	543	578	(35)	(6.1%)
Purchases (in units)	451	433	18	4.2%	1,472	1,338	134	10.0%
Retail Value of Purchases	$24,980	$24,165	$815	3.4%	$96,977	$78,145	$18,832	24.1%